Exhibit 16.1

September 22, 2014

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Samson Oil & Gas Limited (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Samson Oil & Gas Limited dated September 18, 2014. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP, 1900 16th Street, Suite 1600, Denver, CO 80202-5258
T: (720) 931 7000, F: (720) 931 7100, www.pwc.com/us